Exhibit 1.1
CST Brands, Inc.
13,112,564 Shares1
Common Stock
($0.01 par value)
Underwriting Agreement
New York, New York
[•], 2013
Citigroup Global Markets Inc.
As Representative of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
Citicorp North America, Inc., a corporation organized under the laws of Delaware (the “Exchange Party”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, 13,112,564 shares of common stock, $0.01 par value (“Common Stock”) of CST Brands, Inc. (the “Underwritten Securities”), a corporation organized under the laws of Delaware (the “Company”) and a former wholly owned subsidiary of Valero Energy Corporation (“Valero”). The Exchange Party also proposes to grant to the Underwriters an option to purchase up to 1,966,884 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this underwriting agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.
On the date hereof, Valero has entered into an exchange agreement with the Exchange Party and, solely with respect to certain sections thereof, the Company (the “Exchange Agreement”), whereby (i) Valero will transfer to the Exchange Party the Underwritten Securities in exchange for the cancellation of certain indebtedness of Valero held by the Exchange Party (the “Firm Debt Obligations”) and (ii) the Exchange Party will have the option to acquire the Option Securities in exchange for the cancellation of certain other indebtedness of Valero (the “Additional Debt Obligations”) held by the Exchange Party.

1 Plus an option to purchase from the Exchange Party up to 1,966,884 additional Securities.

1.    Representations and Warranties.
(i)    The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
(a)Registration Statement. The Company has prepared and filed with the Commission a registration statement (file number 333-191162) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.
(b)No Material Misstatement in the Registration Statement or Prospectus. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on any Closing Date (as defined below), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on any Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with the (i) Underwriter Information (as defined below), (ii) Valero Information (as defined below) or (iii) Exchange Party Information (as defined below).
(c)No Material Misstatement in the Disclosure Package. (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the (i) Underwriter Information, (ii) Valero Information or (iii) Exchange Party Information.
(d)Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(e)Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the (i) Underwriter Information, (ii) Valero Information or (iii) Exchange Party Information.
(f)XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(g)Good Standing of the Company and its Subsidiaries.
(i)The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in, or reasonably be expected to result in, a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
(ii)Each subsidiary of the Company has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with corporate, limited liability company or limited partnership power and authority, as applicable, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;
(h)    Ownership of the Subsidiaries. All of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or by other similar provisions of the applicable law of the state in which such entity is formed); and, as of the Closing Date, the capital stock or other equity interests of each subsidiary will be owned by the Company, directly or through its subsidiaries, free from liens, encumbrances and defects, except (i) as provided pursuant to the Credit Agreement among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders and other financial institutions named therein, dated as of March 20, 2013 (the “Credit Agreement”), (ii) disclosed in the Disclosure Package and the Prospectus or (iii) as would not have, or reasonably be expected to have, a Material Adverse Effect.
(i)    Corporate Structure. The entities listed on Schedule III hereto are the only subsidiaries, direct or indirect, of the Company.
(j)    Capitalization. The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Exchange Party) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold by the Exchange Party are duly listed, and admitted and authorized for trading, on the New York Stock Exchange (the “NYSE”); the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities.
(k)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Exchange Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and as limited by the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy (the “Enforceability Exceptions”).
(l)    No Registration Rights. Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between either the Company, on one hand, and any person, on the other, granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.
(m)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation by the Company (to the extent a party thereto) of the transactions contemplated by this Agreement or the Exchange Agreement in connection with the offer and sale of the Securities, except for (i) such as have been obtained under the Act and the rules and regulations of the NYSE, (ii) the filing of any Current Reports on Form 8-K under the Exchange Act as may be required in connection with the transactions contemplated by this Agreement or the Exchange Agreement, (iii) such as have been obtained and as may be required under state or foreign securities or “Blue Sky” laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Securities by the Underwriters or (iv) as would not materially and adversely affect the consummation of the offer and sale of the Securities.
(n)    Title to Property. The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects except for (i) such liens, charges, encumbrances and defects as are described in the Disclosure Package and the Prospectus, (ii) liens securing the obligations under the Credit Agreement and (iii) such liens, charges, encumbrances and defects as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with such exceptions as do not materially interfere with the use made or to be made thereof by them.
(o)    Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of this Agreement and the Exchange Agreement, the consummation of the transactions herein and therein contemplated, and the offer and sale of the Securities by the Underwriters will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance (other than liens securing the Credit Agreement) upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter, by-laws, certificate of formation or limited liability company agreement (the “Constituent Documents”), as applicable, of the Company or any of its subsidiaries, (ii) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, with respect to clauses (ii) and (iii), breaches or violations that would not have, or reasonably be expected to have, a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(p)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective Constituent Documents, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of (ii) and (iii) for such defaults that would not, individually or in the aggregate, result in, or reasonably be expected to result in, a Material Adverse Effect.
(q)    Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Disclosure Package and the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.
(r)    Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.
(s)    Environmental Laws. Except as disclosed in the Disclosure Package and the Prospectus, (a)(i) neither the Company nor any of its subsidiaries is or has been in violation of, or has any liability under, any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to contamination, pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, leases, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws, except in each case covered by clauses (i) - (vi) such as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; (b) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; (c) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect; (d) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and (e) except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980,

as amended, and there are no proceedings that are pending against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings in which it is reasonably believed that no monetary sanctions in excess of $100,000 will be imposed. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and toxic mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.
(t)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.
(u)    Accurate Disclosure. The statements in the Preliminary Prospectus and the Prospectus under the headings “Business and Properties-Legal Proceedings,” “Risk Factors-We are subject to extensive federal, provincial, state and local environmental laws,” “Description of Capital Stock,” “Certain Relationships and Related Party Transactions,” “Material United States Federal Income Tax Consequences” and “Description of Certain Indebtedness,” insofar as such statements summarize legal matters or conclusions, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, conclusions, agreements, documents or proceedings and present the information required to be shown in all material respects.
(v)    Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(w)    Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Preliminary Prospectus, the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.
(x)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Disclosure Package and the Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, internal controls over accounting matters and financial reporting, an internal audit function, and legal and regulatory compliance controls (collectively, “Internal Controls”), that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, material change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. The Company and its subsidiaries maintain a system of disclosure controls and procedures that complies with the Exchange Act and at June 30, 2013, the last date on which such controls were evaluated, such controls were effective.
(y)    Litigation. Except as disclosed in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Exchange Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.
(z)    Financial Statements. The financial statements and the related notes thereto included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial position of the entities purported to be shown thereby as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.
(aa)    Pro Forma Financial Statements. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.
(bb)    No Dividend Restrictions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.
(cc)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
(dd)    Regulations T, U, X. None of the Company, its subsidiaries or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(ee)    Foreign Corrupt Practices; Anti-Money Laundering. None of the Company and, to the Company’s knowledge, any affiliate or agent of the Company, and any of their respective officers, directors, supervisors, managers or employees, has violated, and no such person’s participation in the offering will violate, the following laws: (i) applicable anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to, if applicable, any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (ii) applicable anti-money laundering laws, including but not limited to applicable, federal, state, international or foreign laws or regulations regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act and the Bank Secrecy Act or (iii) laws and regulations imposing U.S. economic sanctions measures, including but not limited to, if applicable, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.
(ff)    OFAC. None of the Company, its subsidiaries and, to the knowledge of the Company, their respective affiliates, or any of their respective directors, officers or employees, does substantial business with the government of or any person or entity in or that is organized under the laws of, or directly or indirectly owned or controlled by the government of or a person in or organized under the laws of Cuba, Iran, Myanmar (Burma), North Korea, Sudan or Syria; none of the Company, its subsidiaries or, to the knowledge of the Company, its affiliates, or any of their respective directors, officers, employees or agents, is or is, directly or indirectly, controlled by a person subject to any of the economic sanctions administered by the United States Department of Treasury’s Office of Foreign Assets Control and the applicable Canadian sanctions authority.
(gg)    Use of Proceeds. Except as disclosed in the Disclosure Package and the Prospectus, the Company will not receive any net proceeds or other consideration from the transfer of the Securities by Valero to the Exchange Party or the resale of any portion of the Securities by the Exchange Party to the other Underwriters.
(hh)    Independent Registered Public Accounts. KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Preliminary Prospectus, the Prospectus and the Registration Statement are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
(ii)    Transfer Taxes. There are no material transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Exchange Party of the Securities.
(jj)    Tax Returns. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, be material); and, except as set forth in the Disclosure Package and the Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, be material.
(kk)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of

1986, as amended (the “Code”)), would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except where the failure to so maintain such plans, individually or in the aggregate, would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, except such transactions as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur, except where such deficiency, would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan for which the 30-day notice requirement has not been waived, except for any reportable events as, individually or in the aggregate, would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except for such liability as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.
(ll)    Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company has given the Company written notice that it is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
(i)The Exchange Party represents and warrants to, and agrees with, each Underwriter that:
(a)No Adverse Claim. Immediately prior to the Closing Date or the settlement of any Option Securities, the Exchange Party will be the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and will have duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from the Exchange Party without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company (“DTC”) or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.
(b)No Consent. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Exchange Party of the transactions contemplated herein or by the Exchange Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.
(c)No Conflicts. Neither the sale of the Securities being sold by the Exchange Party nor the consummation of any other of the transactions contemplated by this Agreement or by the Exchange Agreement by the Exchange Party or the fulfillment of the terms hereof or thereof by the Exchange Party will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Exchange Party or the terms of any indenture or other agreement or instrument to which the Exchange Party or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to the Exchange Party or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Exchange Party or any of its subsidiaries.

(d)No Insider Information. The sale of Securities by the Exchange Party pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.
(e)Exchange Party Information. In respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with the Exchange Party Information, the Exchange Party hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b), (i)(c) and (i)(e) of this Section.
(ii)Valero represents and warrants to, and agrees with, each Underwriter that:
(a)Absence of Manipulation. Valero has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(b)Authorization of Agreement. Valero has the corporate power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be sold by Valero to the Exchange Party pursuant to the Exchange Agreement. This Agreement has been duly authorized, executed and delivered by Valero. The Exchange Agreement has been duly authorized, executed and delivered by Valero and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding agreement of Valero enforceable against Valero in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.
(c)    Absence of Further Requirements. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Valero of the transactions contemplated herein or by the Exchange Agreement, except for (i) such as have been obtained under the Act, (ii) the filing of any Current Reports on Form 8-K under the Exchange Act as may be required in connection with the transactions contemplated by this Agreement or the Exchange Agreement, (iii) such as have been obtained and as may be required under state or foreign securities or “Blue Sky” laws or the rules and regulations of FINRA in connection with the offer and sale of the Securities by the Underwriters or (iv) as would not materially and adversely affect the consummation of the offer and sale of the Securities.
(d)    Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by Valero of this Agreement and the Exchange Agreement and the consummation of the transactions herein and therein contemplated by Valero will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the charter or by-laws of Valero, (ii) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Valero or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which Valero or any of its subsidiaries is a party or by which Valero or any of its subsidiaries is bound or to which any of the properties of Valero or any of its subsidiaries is subject, except, with respect to clauses (ii) and (iii), breaches or violations that would not, individually or in the aggregate, result in, or reasonably be expected to result in, a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of Valero and its subsidiaries taken as a whole.
(e)    Clean Hands. Valero’s entry, as of the date hereof, into the Exchange Agreement and this Agreement, and Valero’s consummation of the transactions contemplated by the Exchange Agreement and by this Agreement is not prompted by any material non-public information concerning the Company or any of its subsidiaries.
(f)    No Material Misstatements or Omissions. In respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with the Valero Information, Valero hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(c) and (i)(e) of this Section.
Any certificate signed by any officer of Valero and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by Valero, as to matters covered thereby, to each Underwriter.
2.    Purchase and Sale.
(i)Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Exchange Party agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Exchange Party, at a purchase price of $[•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.
(ii)Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Exchange Party hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,966,884 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company, Valero and the Exchange Party setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Option Securities Closing Date (as defined below). The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
3.    Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Initial Closing Date (as defined below)) shall be made at 10:00 AM, New York City time, on November [], 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the Representative, the Company, Valero and the Exchange Party or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Initial Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Securities being sold by the Exchange Party to or upon the order of the Exchange Party by wire transfer payable in same-day funds to the accounts specified by the Exchange Party. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct. On the Initial Closing Date, Valero will pay, by wire transfer in immediately available funds to the account or accounts previously specified to Valero by the Representative, a commission in the amount of $[] (the “Initial Closing Commission”), which Commission shall be paid to the Representative on behalf of, and for further distribution to, each Underwriter, pro rata in accordance with the amount of Securities set forth across such Underwriter’s name in Schedule I hereto.
If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Initial Closing Date, the Exchange Party will deliver the Option Securities (at the expense of the Company) to the Representative, at 388 Greenwich Street, New York, New York, on the date (an “Option Securities Closing Date”) specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Exchange Party by wire transfer payable in same-day funds to the accounts specified by the Exchange Party; provided, however, that settlement for the Option Securities shall be at the same place as, and on the same day as and promptly after, the close of the exchange of the Additional Debt Obligations contemplated by the Exchange Agreement. If settlement for the Option Securities occurs after the Initial Closing Date, the Exchange Party will deliver to the Representative on the Option Securities Closing Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Option Securities Closing Date pursuant to Section 6 hereof. The Initial Closing Date and any Option Securities Closing Date are each sometimes referred to as a “Closing Date.” On each Option Securities Closing Date, Valero will pay, by wire transfer in immediately available funds to the account or accounts previously specified to Valero by the Representative, a commission in an amount equal to $[] multiplied by a fraction, the numerator of which is the number of Option Securities delivered on such Option Securities Closing Date and the denominator of which is 1,966,884 (the result thereof, an “Option Securities Commission” and the aggregate amount of Option Securities Commissions paid, together with the Initial Closing Commission, the “Underwriting Commission”), which Option Securities Commission shall be paid to the Representative on behalf of, and for further distribution to, each Underwriter, pro rata in accordance with the amount of Securities set forth across such Underwriter’s name in Schedule I hereto.
4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
5.    Agreements.
(i)    The Company agrees with the several Underwriters that:
(a)Filing of Amendments and Supplements. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)Notification of Disclosure Updates Before Filing a Prospectus. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
(c)Notification of Disclosure Updates When a Prospectus is Required. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
(d)Delivery of Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(e)Copies of the Registration Statement, the Preliminary Prospectus and the Prospectus. The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.
(f)Qualification of Securities. The Company will use reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(g)Company Lock-Up. The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than a Registration Statement on Form S-4 or S-8) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, provided, however, that (i) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (iii) the Company may offer or enter into a contract to sell any shares of Common Stock, options, warrants or other convertible securities relating to Common Stock, in connection with any bona fide merger, acquisition or business combination, to a third party or group of third parties (each a “M&A Transaction”), and make any public announcement relating to any such offer or entry into such contract; (iv) the Company may issue shares of Common Stock, options, warrants or other convertible securities relating to Common Stock, in connection with any M&A Transaction provided that the recipient of such shares of Common Stock, options, warrants or other convertible securities relating to Common Stock so issued shall agree to be bound by the restrictions in this paragraph until the expiration of the 90-day restricted period, and provided that the amount of shares of Common Stock, options, warrants or other convertible securities relating to Common Stock issued in all M&A Transactions in the aggregate do not exceed an amount greater than 10% of the Common Stock outstanding on the date hereof, and (v) the Company may file a registration statement with respect to any offering of Common Stock by Valero; provided that any such registration statement may not be filed until 30 days after the date of this Agreement. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this Section 5(i)(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The

Company will provide the Representative and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(o) hereof with prior notice of any such announcement that gives rise to an extension of the restricted period.
(h)No Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(i)Expenses.
(i)Valero shall pay the costs and expenses relating to the following matters: (A) the printing or reproduction of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (B) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (C) the preparation, printing, authentication and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the sale of the Securities; (D) the printing or reproduction and delivery of each of this Agreement and the Exchange Agreement, any blue sky memorandum and all other agreements or documents printed or reproduced and delivered in connection with the offering of the Securities; (E) the fees and expenses of counsel (including local and special counsel) for the Underwriters in connection with any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states; (F) the reasonable transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Securities (G) the fees and expenses of counsel (including local and special counsel) for Valero; and (H) all other costs and expenses incident to the performance by Valero of its obligations hereunder.
(ii)The Company shall pay the costs and expenses relating to the following matters: (A) the preparation and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them (including filing fees); (B) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees); (C) any filings required to be made with FINRA (including filing fees); (D) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (E) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
(j)    No Issuer Free Writing Prospectus. The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(ii)    Valero agrees with the several Underwriters that:
(a)Valero Lock-Up. Valero will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by Valero or any affiliate of Valero  or any person in privity with Valero  or any affiliate of Valero ) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, other than the securities to be exchanged by Valero under the Exchange Agreement and any other similar exchange by Valero from time to time following a 30-day period after the date of this Agreement. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this Section 5(ii)(a) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
(b)No Manipulation. Valero will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(c)Notification of Disclosure Updates. Valero will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the Prospectus any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to Valero.
(d)No Other Written Materials. Valero has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.
6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company, Valero and the Exchange Party contained herein as of the Execution Time and any Closing Date, to the accuracy of the statements of the Company, Valero the Exchange Party made in any certificates pursuant to the provisions hereof, to the performance by the Company, Valero and the Exchange Party of their respective obligations hereunder and to the following additional conditions:
(a)The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)(i) Valero shall have requested and caused Baker Botts L.L.P., counsel for each of Valero, to have furnished to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit B hereto, and Jay D. Browning, General Counsel of Valero, to have furnished to the Representative his opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit C hereto, and (ii) the Company shall have requested and caused Baker Botts L.L.P., special counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit D hereto, and Jackson Walker L.L.P., special counsel for the Company, to have furnished to the Representative her opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit E hereto.
(c)The Exchange Party shall have requested and caused Davis Polk & Wardwell LLP, counsel for the Exchange Party, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit F hereto.
(d)The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company and the Exchange Party shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(e)The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(i)the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
(iii)since the date of the most recent financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement (exclusive of any supplement thereto), there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f)The Exchange Party shall have furnished to the Representative a certificate, dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of the Exchange Party in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.
(g)Valero shall have furnished to the Representative a certificate, dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of Valero in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.
(h)The Company shall have requested and caused KPMG LLP to have furnished to the Representative at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and concerning the financial information with respect to the Company set forth in the Disclosure Package and the Prospectus.
(i)Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, or properties of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
(j)Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(k)Prior to the Closing Date, the Company, Valero and the Exchange Party shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(l)The Exchange Party will deliver to the Representative prior to or at the Closing Date a properly completed and executed certification of non-foreign status substantially in the form set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv).
(m)The Exchange Agreement shall have been executed, and the transactions and agreements contemplated by the Exchange Agreement to have occurred as of the Closing Date shall have been consummated substantially in accordance with the terms of the Exchange Agreement.
(n)With respect to the obligations of the several Underwriters to purchase and pay for the Underwritten Securities on the Initial Closing Date, the exchange with respect to the Firm Valero Obligations shall have occurred, and with respect to the obligations of the several Underwriters to purchase and pay for the Option Securities to be purchased on an Option Securities Closing Date, if any, an optional exchange with respect to the applicable portion of the Additional Valero Obligations shall have occurred, in each case in accordance with the terms of the Exchange Agreement and without giving effect to any waiver of conditions or amendments not consented to by the Representative.
(o)At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representative.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company, Valero and the Exchange Party in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York, 10017, on the Closing Date.
7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because (i) any condition to the obligations of the Underwriters by the Company or Valero set forth in Section 6 hereof is not satisfied, (ii) because the Exchange Party fails to tender for the Securities for delivery to the Underwriters due to a failure by Valero to transfer the Securities to the Exchange Party, (iii) because of any termination pursuant to Section 10 hereof or (iv) because of any refusal, inability or failure on the part of the Company or Valero to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters or the Exchange Party, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
8.    Indemnification and Contribution.

(a)     The Company agrees to indemnify and hold harmless each Underwriter, the Exchange Party and their respective directors, officers, employees and agents and each person who controls any Underwriter or Exchange Party within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the (i) Underwriter Information, (ii) Valero Information or (iii) Exchange Party Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b)    Valero agrees to indemnify each Underwriter, the Exchange Party, and their respective directors, officers, employees and agents and each person who controls any Underwriter or the Exchange Party within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter and the Exchange Party, but only with reference to the Valero Information. This indemnity agreement will be in addition to any liability which the Exchange Party may otherwise have. The Company, the Exchange Party and the Underwriters acknowledge that the information in the section entitled “Selling Stockholder” in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of Valero for inclusion in the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus (such information, the “Valero Information”).
(c)    The Exchange Party agrees to indemnify and hold harmless each of the Company, Valero, each Underwriter and their respective directors, each of the Company’s officers who signs the Registration Statement, any Underwriter’s officers, employees and agents, and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter and the Exchange Party, but only with reference to written information furnished to the Company by or on behalf of the Exchange Party specifically for inclusion in the documents referred to in the foregoing indemnity (the “Exchange Party Information”). This indemnity agreement will be in addition to any liability which the Exchange Party may otherwise have.

(d)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company, Valero and the Exchange Party, their respective directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company, Valero or the Exchange Party within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity to each Underwriter and the Exchange Party, but only with reference to the Underwriter Information. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company, Valero and the Exchange Party acknowledge that the statements set forth (i) in [•] under the heading “Underwriting (Conflicts of Interest),” (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus (such information, the “Underwriter Information”).
(e)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), (c) or (d) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), (c) or (d) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
(f)    In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, Valero, the Exchange Party and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, Valero, the Exchange Party and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by Valero, by the Exchange Party and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the Underwriting Commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, Valero, the Exchange Party and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of Valero, of the Exchange Party and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, by Valero and by the Exchange Party shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total Underwriting Commissions, in each case as set forth on the cover page of the Prospectus; provided, however, for the purposes of this paragraph (f), Valero shall be deemed to have received the net proceeds from the offering of Securities sold by the Exchange Party. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, Valero and the Exchange Party on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, Valero the Exchange Party and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).
(g)    The liability of each of Valero and the Company under their respective representations and warranties contained in Section 1 hereof and under their respective indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by the Exchange Party to the Underwriters. The Company and Valero may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.
9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, Valero the Exchange Party or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, Valero the Exchange Party and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company, Valero and the Exchange Party prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, Valero, the Exchange Party and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, Valero, the Exchange Party or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816‑7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, TX 78249, Attention: Clay Killinger, Chief Financial Officer, Facsimile No.: (210) 692-5409, with a copy to (which shall not constitute notice) to Jackson Walker L.L.P., 112 East Pecan Street, Suite 2400, San Antonio, Texas 78205, Attn: Stephanie Chandler; Facsimile No. (210) 242-4601 and Baker Botts L.L.P., 910 Louisiana St., Houston, TX 77002, Attention: Gerald M. Spedale, Facsimile No.: (713) 229-7734; or if sent to Valero, will be mailed, delivered or telefaxed and confirmed to it at Valero Energy Corporation,     One Valero Way, San Antonio, TX 78249, Attention: Michael S. Ciskowski, Executive Vice President and Chief Financial Officer, Facsimile No.: (210) 345-2498, E-mail: mike.ciskowski@valero.com, with a copy to (which shall not constitute notice) Baker Botts L.L.P., 910 Louisiana St., Houston, TX 77002, Attention: Gerald M. Spedale, Facsimile No.: (713) 229-7734; or if sent to the Exchange Party, will be mailed, delivered or telefaxed and confirmed to it at Citicorp North America, Inc., 1615 Brett Road, Building III, New Castle, DE 19720, Attention: Bilateral Team, Facsimile No.: (212) 994-0847, with a copy to (which shall not constitute notice) Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Richard D. Truesdell, JR., Esq., Facsimile No.: (212) 701-5674.
13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
14.    No Fiduciary Duty. Each of the Company, Valero and the Exchange Party hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, Valero and the Exchange Party, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, Valero or the Exchange Party and (c) Valero’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company, Valero and the Exchange Party agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company, Valero or any Exchange Party on related or other matters). The Company, Valero and the Exchange Party agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, Valero or the Exchange Party, in connection with such transaction or the process leading thereto.
15.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Valero the Exchange Party and the Underwriters, or any of them, with respect to the subject matter hereof.
16.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
17.    Waiver of Jury Trial. The Company and Valero hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
18.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
19.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
20.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the U.S. Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.
“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
“Rules and Regulations” means the rules and regulations of the SEC.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NYSE and the NASDAQ Stock Market (“Exchange Rules”).

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Valero the Exchange Party and the several Underwriters.
Very truly yours,

CST Brands, Inc.

By:
Name:
Title:

Valero Energy Corporation

By:
Name:
Title:

Citicorp North America, Inc.

By:
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Citigroup Global Marks Inc.

By:
Name:
Title:

For itself and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	[•]
Wells Fargo Securities, LLC	[•]
J.P. Morgan Securities LLC	[•]
Mizuho Securities USA Inc.	[•]
RBC Capital Markets, LLC	[•]
Total	[•]

Schedule I

SCHEDULE II
Schedule of Free Writing Prospectuses included in the Disclosure Package

Schedule II

SCHEDULE III
Subsidiaries

Schedule III

EXHIBIT A
CST Brands, Inc.
Public Offering of Common Stock
[•], 2013
Citigroup Global Markets Inc.
As Representative of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among CST Brands, Inc., a Delaware corporation (the “Company”), Valero Energy Corporation, the Exchange Party named therein, and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $0.01 par value (the “Common Stock”), of the Company (the “Offering”).
In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement, other than shares of Common Stock or securities convertible into Common Stock disposed of as bona fide gifts, to any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned or to any immediate family member of the undersigned where each recipient of transferred shares agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.
If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.
If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,
[Signature of officer or director]

A- 1

[Form of waiver of Lock-up]                                     ADDENDUM
[Letterhead of CGMI]
CST Brands, Inc.
Public Offering of Common Stock
[•], 2013
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to you in connection with the offering of [] shares of common stock, $0.01 par value (the “Common Stock”), of CST Brands, Inc. (the “Company”) and the lock-up letter dated November [], 2013 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated , 20 , with respect to shares of Common Stock (the “Shares”).
Citigroup Global Markets Inc. hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective , 20 . This letter will serve as notice to the Company of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,
[Signature of CGMI Representative]
[Name and title of CGMI Representative]

cc: CST Brands, Inc.